Exhibit 10.9

J. ALEXANDER’S HOLDINGS, INC.

FIRST AMENDMENT TO THE

J. ALEXANDER’S HOLDINGS, INC. 2015 EQUITY INCENTIVE PLAN

WHEREAS, the board of directors (the “Board”) of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), has adopted the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan (the “Plan”);

WHEREAS, Section 14.1 of the Plan permits the Board to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1.   The definition of “Change in Control” in Section 2(e) of the Plan shall be, and hereby is, amended by striking the phrase “with respect to Awards” in clause (i) of the flush language of that section, and replacing in its stead the phrase “solely for the purpose of determining the timing of any payments pursuant to any Award”.

2.Section 4.1(c) of the Plan shall be, and hereby is, amended by striking the entire proviso clause (including items (a) to (e) thereof) of the first sentence thereof.

3.Section 6.2 of the Plan shall be, and hereby is, amended by adding the phrase “or any other Award” following the phrase “for a cash payment” in clause (iii) of the third sentence thereof.

4.Section 6.2 of the Plan shall be, and hereby is, amended by adding a new clause (iv) to the third sentence thereof, along with conforming changes to the sentence, prior to the ending phrase “in each case without the approval of the Company’s shareholders”, as follows:

(iv) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded,

5.New Section 7.8 shall be, and hereby is, added to the Plan as follows:

7.8  Minimum Vesting Period. Except for Substitute Awards, or in connection with the death or Disability of the Participant, or in the event of a Change in Control, Awards shall have a vesting period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Shares authorized for grant under the Plan as originally stated under Section 4.1(a).

6.Section 11.1 shall be, and hereby is, amended by striking the entire proviso clause (including items (a) to (e) thereof) of the first sentence thereof.

7.Section 15.2 shall be, and hereby is, amended by adding the following as the last sentence thereof:

Notwithstanding the foregoing, and except as would otherwise constitute an adjustment pursuant to Section 4.2 of the Plan, no dividends or dividend equivalent rights shall be granted with respect to Options or SARs.

8.Section 15.5 shall be, and hereby is, amended by striking clause (a) of the second sentence thereof and replacing it in its entirety with the following:

(a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income, or such lower tax withholding rate as may be required to avoid the Company or any Affiliate incurring an adverse accounting charge).

9.In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Plan as of March 15, 2017.

J. Alexander’s Holdings, Inc.

By:       /s/ Lonnie J. Stout II

Name:  Lonnie J. Stout II

Its:       President and Chief Executive Officer

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